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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated April 24, 1996 on the combined financial statements of O.R. Estman, Inc. and Dana Paging, Inc. included in Metrocall, Inc.'s Form 8-K/A filed on October 1, 1996, for the year ended December 31, 1995 and to all references to our Firm included in or made a part of this registration statement filed on Form S-3 (File No. 333-19139).

                                                /s/ ARTHUR ANDERSEN LLP
                                          --------------------------------------
                                                   ARTHUR ANDERSEN LLP

Roseland, New Jersey
June 16, 1997